                                                                   EXHIBIT 10.36


                           PURCHASE AND SALE AGREEMENT

                                     between

                             SPEEDFAM - IPEC, INC.,
                             AN ILLINOIS CORPORATION

                                       and

                        GLEN UNA MANAGEMENT COMPANY, INC.
                            A CALIFORNIA CORPORATION

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                                TABLE OF CONTENTS

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
ARTICLE 1         GENERAL INFORMATION..................................................         1

        1.1.   Buyer...................................................................         1

        1.2.   Buyer Tax ID. ..........................................................         1

        1.3.   Title Company. .........................................................         1

        1.4.   Effective Date..........................................................         1

        1.5.   Property................................................................         1

        1.6.   Purchase Price..........................................................         1

        1.7.   Earnest Money...........................................................         1

        1.8.   Closing Date............................................................         2

        1.9.   Due Diligence Period....................................................         2

        1.10.  Place of Closing. ......................................................         2

        1.11.  Notices, Seller. .......................................................         2

        1.12.  Notices, Buyer. ........................................................         2

ARTICLE 2         DEFINITIONS..........................................................         3

        2.1.   [Reserved.].............................................................         3

        2.2.   "Agreement".............................................................         3

        2.3.   "Broker and Consultant".................................................         3

        2.4.   "Business Days".........................................................         3

        2.5.   "Closing" or "Close"....................................................         3

        2.6.   "Contracts".............................................................         3

        2.7.   "Current Funds".........................................................         3

        2.8.   "Deed"..................................................................         3

        2.9.   "Due Diligence Period"..................................................         3

        2.10.  "Effective Date"........................................................         3

        2.11.  "Earnest Money".........................................................         3

        2.12.  "Escrow"................................................................         3

        2.13.  "Hazardous Materials"...................................................         3

        2.14.  "Lease".................................................................         3

        2.15.  "Permitted Exceptions"..................................................         3
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                                       i
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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        2.16.  "Property"..............................................................         3

        2.17.  "Property Inspection"...................................................         3

        2.18.  "Purchase Price"........................................................         4

        2.19.  "Title Commitment"......................................................         4

        2.20.  "Title Policy"..........................................................         4

ARTICLE 3         AGREEMENT OF PURCHASE AND SALE.......................................         4

ARTICLE 4         CONSIDERATION........................................................         4

        4.1.   Earnest Money Deposit...................................................         4

        4.2.   [Reserved.].............................................................         4

        4.3.   Payment of Purchase Price...............................................         4

        4.4.   Earnest Money...........................................................         4

ARTICLE 5         ESCROW AND ESCROW INSTRUCTIONS.......................................         4

        5.1.   Escrow..................................................................         4

        5.2.   Escrow Instructions.....................................................         5

ARTICLE 6         TITLE AND INSPECTIONS................................................         5

        6.1.   Title Commitment........................................................         5

        6.2.   Title Objections........................................................         5

        6.3.   Property Inspection.....................................................         6

ARTICLE 7         DISCLAIMER; HAZARDOUS MATERIALS......................................         7

        7.1.   Disclaimer..............................................................         7

        7.2.   Hazardous Materials.....................................................         7

ARTICLE 8         FUTURE OPERATIONS....................................................         7

        8.1.   Maintenance, Litigation.................................................         7

        8.2.   Contracts and Leasing...................................................         8

ARTICLE 9         CLOSING..............................................................         8

        9.1.   Date and Place of Closing...............................................         8

        9.2.   Escrow Hold-Back........................................................         9

        9.3.   Items to be Delivered at Closing........................................         9

        9.4.   Title Policy...........................................................          10
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                                       ii
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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        9.5.   Conditions to Close of Escrow..........................................          10

        9.6.   Representations and Warranties.........................................          11

ARTICLE 10        CLOSING COSTS AND PRORATIONS........................................          14

        10.1.  Closing Costs..........................................................          14

        10.2.  Proration of Property Taxes............................................          14

ARTICLE 11        DEFAULTS AND REMEDIES...............................................          14

        11.1.  Seller's Default.......................................................          14

        11.2.  Buyer's Default........................................................          15

ARTICLE 12        MISCELLANEOUS PROVISIONS............................................          15

        12.1.  Broker's Commission....................................................          15

        12.2.  Assignment.............................................................          16

        12.3.  Condemnation and Casualty..............................................          16

        12.4.  Notices................................................................          17

        12.5.  Entire Agreement.......................................................          18

        12.6.  Headings...............................................................          18

        12.7.  Binding Effect.........................................................          18

        12.8.  Time of Essence........................................................          18

        12.9.  Unenforceable or Inapplicable Provisions...............................          18

        12.10. Counterparts...........................................................          18

        12.11. Applicable Law.........................................................          18

        12.12. Attorneys' Fees........................................................          18

        12.13. Authority..............................................................          19

        12.14. Further Assurances.....................................................          19

        12.15. Time Periods...........................................................          19

        12.16. No Recording...........................................................          19

        12.17. Interpretation.........................................................          19

        12.18. No Third Party Beneficiary.............................................          19

        12.19. Provisions to Survive Closing..........................................          19

        12.20. WAIVER OF JURY TRIAL...................................................          19
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                                      iii
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
        12.21. Confidential Agreement.................................................          20

        12.22. Relationship of the Parties............................................          20

        12.23. No Transfer of Certain Rights..........................................          20

        12.24. Approvals and Consents.................................................          20

        12.25. Title Company..........................................................          21

EXHIBIT "A"       LEGAL DESCRIPTION                                     A-1

EXHIBIT "B"       SPECIAL WARRANTY DEED                                 B-l

EXHIBIT "C"       LEASE                                                 C-l

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT is dated as of the Effective Date specified in Article 1 below by and between SPEEDFAM - IPEC, INC., AN ILLINOIS CORPORATION ("Seller"), and the Buyer identified in Article 1 below.

                                    RECITALS:

         WHEREAS, Seller is the owner of certain real property as more particularly described below; and

         WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller such real property on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                               GENERAL INFORMATION

        The following general information is used throughout this Agreement:

1.1.    BUYER.                      Glen Una Management Company, Inc., a
                                    California corporation, or assignee.

1.2.    BUYER TAX ID.               77-0473634

1.3.    TITLE COMPANY.              First American Title Insurance Company
                                    2398 East Camelback Road, Suite 160
                                    Phoenix, Arizona 85016
                                    Attention:  Pam Swoboda
                                    Facsimile:  (602) 957-4385
                                    Escrow No.:  226-100-1409855

1.4.    EFFECTIVE DATE.             May ____, 2002, which is the date the Title
                                    Company acknowledges receipt of a
                                    counterpart original of this Agreement
                                    executed by both Seller and Buyer.

1.5.    PROPERTY.                   That certain real property commonly known as
                                    300 North 56th Street and 305 North 54th
                                    Street, Chandler, Arizona, more particularly described in Exhibit "A" to the Title
                                    Commitment attached hereto and made a part hereof, together with all buildings and improvements located thereon and appurtenances thereto.

1.6.    PURCHASE PRICE.             The sum of Twenty-Five Million Dollars
                                    ($25,000,000.00).

1.7.    EARNEST MONEY.              The sum of Five Hundred Thousand Dollars
                                    ($500,000.00), payable on the Effective
                                    Date.

1.8.    CLOSING DATE.               That date which is no later than 5:00 p.m.,
                                    California Time, June 21, 2002; provided, however, Buyer may extend such to June 28, 2002, by providing Seller with written notice of its election on or before June 20, 2002.

1.9.    DUE DILIGENCE PERIOD.       The period ending at 5:00 p.m., California
                                    Time, May 31, 2002, time being of the
                                    essence.

1.10.   PLACE OF CLOSING.           At the office of the Title Company.

1.11.   NOTICES, SELLER.            SpeedFam - IPEC, Inc.
                                    305 North 54th St.
                                    Chandler, AZ  85226
                                    Facsimile:  (480) 785-4116
                                    Attn:  Mr. Michael Dodson

               with a copy to:      Robert C. Bates, Esq.
                                    Snell & Wilmer, L.L.P.
                                    One Arizona Center
                                    Facsimile:  (602) 382-6070
                                    Phoenix, Arizona 85004-0001

1.12.   NOTICES, BUYER.             Glen Una Management Company, Inc.
                                    19800 Glen Una Drive
                                    Saratoga, California 94070
                                    Attention:  Mark Levy
                                    Facsimile:  (415) 765-9973

               with a copy to:      Frank H. Maiorana
                                    Silicon Valley Law Group
                                    152 North Third Street, Suite 900
                                    San Jose, California 95112
                                    Facsimile:  (408) 286-1430

                                    ARTICLE 2

                                   DEFINITIONS

         The terms defined in Article 1 and this Article 2, whenever capitalized, shall have the meanings set forth below and in Article 1, whenever such terms are used in this Agreement and all Exhibits hereto, unless the context clearly indicates a different meaning:

         2.1. [RESERVED.]

         2.2. "AGREEMENT". This instrument, together with all exhibits, addenda, schedules, and proper amendments hereto.

         2.3. "BROKER AND CONSULTANT". Shall have the meaning set forth in
Section 12.1 hereof.

         2.4. "BUSINESS DAYS". Any day which is not a Saturday, Sunday or legal holiday (state or federal) in the State of Arizona or California.

         2.5. "CLOSING" OR "CLOSE". The consummation of the transactions contemplated by this Agreement, including the transfer of the Property to Buyer, the receipt of the Purchase Price by Seller, and the delivery of the executed Lease by and between Seller and Buyer.

         2.6. "CONTRACTS". Shall have the meaning set forth in Section 8.2 hereof.

         2.7. "CURRENT FUNDS". Wire transfer of current federal funds in accordance with wiring instructions to be provided by Seller, or such other forms of immediately available funds as may be acceptable to Seller.

         2.8. "DEED". The Special Warranty Deed to be delivered to Buyer at Closing in the form attached hereto as Exhibit "B" and made a part hereof.

         2.9. "DUE DILIGENCE PERIOD". Shall have the meaning set forth in
Section 1.9 hereof.

         2.10. "EFFECTIVE DATE". As specified in Article 1 above.

         2.11. "EARNEST MONEY". As defined in Section 1.7 hereof.

         2.12. "ESCROW". Shall have the meaning set forth in Section 5.1 hereof.

         2.13. "HAZARDOUS MATERIALS". Shall have the meaning set forth in
Section 7.2 hereof.

         2.14. "LEASE". The executed Lease to be delivered at Closing by and between Buyer, as Landlord, and Seller, as Tenant, a copy of which is attached hereto as Exhibit "C" and made a part hereof.

         2.15. "PERMITTED EXCEPTIONS". Those matters subject to which title to the Property shall be conveyed to Buyer in accordance with Section 6.2 hereof.

         2.16. "PROPERTY". As defined in Article 3 hereof.

         2.17. "PROPERTY INSPECTION". Shall have the meaning set forth in
Section 6.3 hereof.

         2.18. "PURCHASE PRICE". The sum specified in Article 1 above, payable in the manner set forth in Article 4 hereof.

         2.19. "TITLE COMMITMENT". The commitment for title insurance, including any supplements or revisions thereof, issued by the Title Company pursuant to
Section 6.1 hereof.

         2.20. "TITLE POLICY". An owner's policy of title insurance to be issued to Buyer in the full amount of the Purchase Price in accordance with Section 9.3 hereof.

                                   ARTICLE 3

                         AGREEMENT OF PURCHASE AND SALE

         Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase and accept from Seller, good and indefeasable fee simple title to the Property.

                                   ARTICLE 4

                                  CONSIDERATION

         4.1. EARNEST MONEY DEPOSIT. The Earnest Money will be deposited with the Title Company on the Effective Date.

         4.2. [RESERVED.]

         4.3. PAYMENT OF PURCHASE PRICE. The balance of the Purchase Price remaining due after the application of the Earnest Money, subject to adjustments as provided herein, shall be paid to Seller at Closing in Current Funds.

         4.4. EARNEST MONEY. The Title Company is hereby instructed to deposit the Earnest Money in a separate federally-insured money market account, subject to immediate withdrawal by the Title Company, at a bank agreeable to Buyer. All references in Section 4.3 and hereafter in this Agreement to the Earnest Money shall include any interest earned thereon. All interest earned on the Earnest Money shall inure to the benefit of the Buyer. The Earnest Money shall be applied to the Purchase Price at Closing. The Earnest Money shall be fully refundable to Buyer if this Agreement is cancelled or terminated in accordance with the terms hereof at any time prior to the end of the Due Diligence Period. Notwithstanding any other term of this Agreement, after the expiration of the Due Diligence Period, the Earnest Money shall be nonrefundable to Buyer except as otherwise expressly provided in Section 9.5(b) (Buyer's Conditions to Close of Escrow), Section 11.1 (Seller's Default) and Section 12.3 (Condemnation and Casualty).

                                   ARTICLE 5

                         ESCROW AND ESCROW INSTRUCTIONS

         5.1. ESCROW. An escrow (the "Escrow") for this transaction shall be established with the Title Company, and the Title Company is hereby engaged to administer the Escrow.

         5.2. ESCROW INSTRUCTIONS. This Agreement constitutes escrow instructions to the Title Company and a copy shall be deposited with the Title Company for this purpose. Buyer and Seller may deliver additional escrow instructions to the Title Company which do not contradict with the terms and conditions of this Agreement. Buyer and Seller shall not be required to execute the Title Company's standard form printed escrow instructions.

                                   ARTICLE 6

                              TITLE AND INSPECTIONS

         6.1. TITLE COMMITMENT. Prior to the Effective Date, Seller has caused to be delivered to Buyer a title commitment issued by the Title Company, covering the Property, together with legible copies of all documents referenced therein and binding the Title Company to issue to Buyer at Closing an owner's policy of title insurance on a standard ALTA form of policy in the full amount of the Purchase Price. Seller acknowledges that Buyer will be obtaining a survey of the Property ("SURVEY") in connection with its due diligence and title review for the Property.

         6.2. TITLE OBJECTIONS.

                  (a) During the Due Diligence Period, Buyer shall review title to the Property as disclosed by the Title Commitment and the Survey. Prior to the expiration of the Due Diligence Period or within three (3) Business Days after the receipt of any supplement or modification to the Title Commitment, but in no event prior to the expiration of the Due Diligence Period, Buyer shall deliver to Seller written notice of any items shown on the Title Commitment and/or the Survey of which Buyer disapproves (individually "BUYER DISAPPROVED EXCEPTION" and collectively, "BUYER'S DISAPPROVED EXCEPTIONS"). Buyer may not disapprove of the standard printed exceptions in the Title Commitment pursuant to this Section. If Buyer does not deliver the aforementioned written notice prior to the expiration of the time provided, Buyer shall be deemed to have disapproved of all matters shown on the Title Commitment and the Survey. Seller shall have three (3) Business Days after receipt of the aforementioned Buyer's notice, or deemed notice, to notify Buyer in writing which, if any, of Buyer's Disapproved Exceptions Seller elects to cure or bond over prior to the Closing. If Seller does not notify Buyer in a timely fashion, Seller shall be deemed to have elected not to cure or bond over any of Buyer's Disapproved Exceptions. Seller shall not be obligated to so cure or bond over Buyer's Disapproved Exceptions, except for monetary liens which Seller shall be obligated to remove at or before the Closing. Seller shall not be required to expend any effort or funds, or to commence litigation to cure a Buyer Disapproved Exception, except for monetary liens, which Seller shall be obligated to remove at or before the Closing. Seller further agrees to remove any exceptions or encumbrances to title that are created by Seller after April 11, 2002, without Buyer's prior written consent.

                  (b) If Seller elects to cure, but is unable to cure any or all of Buyer's Disapproved Exceptions at or prior to the expiration of the Due Diligence Period, the Buyer may (i) elect to waive such uncured title matter in writing; or (ii) terminate this Agreement in which event Buyer shall, as its sole remedy, receive a refund of the Earnest Money and recover its verified out-of-pocket expenses.

                  (c) If Seller elects to cure none, or some, but not all, of Buyer's Disapproved Exceptions, Buyer shall have three (3) Business Days to provide Seller with written notice of Buyer's election, as its sole remedy, to either waive its disapproval of the Buyer Disapproved Exceptions which Seller has elected not to cure, or terminate this Agreement and receive a refund of the Earnest Money. If Buyer does not provide Seller with written notice as set forth in the preceding sentence, Buyer shall be deemed to have elected to terminate this Agreement and shall receive a refund of the Earnest Money.

                  (d) If the Title Company revises the Title Commitment after the expiration of the Due Diligence Period to add or modify exceptions, and if such additions or modifications are not acceptable to Buyer, in Buyer's sole and absolute discretion, and are not removed on or before the Closing, Buyer may, as its sole remedy, terminate this Agreement by written notice to Seller and the Title Company, and the Earnest Money shall be refunded to Buyer. From and after the April 11, 2002, Seller shall not place or consent to any liens or easements against the Property or take any action to alter the condition of title to the Property without first obtaining Buyer's written consent, which may be withheld in Buyer's sole and absolute discretion.

                  (e) The standard printed exceptions in the Title Commitment, the Lease, and all matters shown on the Title Commitment, as well as any additional matters not shown by the Title Commitment and which are not Buyer's Disapproved Exceptions that the Seller is not required to cure or bond over at or prior to the Closing pursuant to this Section 6.2, and items shown on the Survey which have not been removed as of the end of the Due Diligence Period or which Seller is not required to remove as provided above, shall constitute and are herein called "PERMITTED EXCEPTIONS".

                  (f) Any other term of this Agreement notwithstanding, following the expiration of the Due Diligence Period, Seller shall be deemed to have waived all objections to all exceptions and matters shown on the Title Commitment and/or the Survey, whether or not previously designated as or deemed by this Agreement to be Buyer's Disapproved Exception(s), all of which shall also be deemed Permitted Exceptions.

         6.3. PROPERTY INSPECTION. Buyer at its cost shall conduct such physical inspections, environmental audits and studies of the Property as Buyer desires in its sole and absolute discretion, including without limitation the physical condition of the Property, the financial condition of Seller, and the investment opportunity involved with the ownership and leasing of the Property (collectively, the "PROPERTY INSPECTION"). Further, as part of the Property Inspection, Seller shall deliver to, or make available to, Buyer, any and all information related to the Property in Seller's possession or control. If the Closing fails to occur for any reason other than Seller's default, Buyer shall, without representation or warranty, provide Seller with a copy of each written report of such Property Inspection. Such reports shall be for informational purposes only and neither Seller, nor any successors, assigns, potential lender, lender, potential purchaser or purchaser of the Property (other than Buyer), shall be permitted to rely on such reports. Buyer agrees that the results of the Property Inspection shall remain confidential in accordance with Section 12.21 hereof. If Buyer is not satisfied, in its sole and unfettered discretion, with the results of the Property Inspection during the Due Diligence Period, Buyer shall have the right to cancel this Agreement by giving written notice of cancellation to Seller and the Title Company prior to the end of the Due Diligence Period, in which event the Earnest Money shall be returned to Buyer and neither party shall have any further rights or obligations under this Agreement except for those expressly stated to survive such cancellation. In the event Buyer wishes to approve of the Property pursuant to its due diligence investigation, Buyer shall provide Seller with written notice of such prior to the expiration of the Due Diligence Period. In the event Buyer does not provide Seller with written notice of its approval of its due diligence review or of its termination of this Agreement prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have disapproved of the Property and terminated this Agreement. Except for conditions which are found to exist on the Property by Buyer, Buyer shall indemnify, defend and hold Seller harmless from and against any injury, loss, cost, liability, claim or expense to person or property arising out of or related to the Property Inspection, and this indemnity shall survive the Closing or the cancellation or termination of this Agreement.

                                   ARTICLE 7

                         DISCLAIMER; HAZARDOUS MATERIALS

         7.1. DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, IN THE LEASE AND/OR OTHER CLOSING DOCUMENTS, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY;
(B) THE WATER, SOIL AND GEOLOGY OF THE PROPERTY, (C) THE INCOME TO BE DERIVED FROM THE PROPERTY, (D) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, (E) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (F) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (G) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (H) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, IN THE LEASE AND/OR OTHER CLOSING DOCUMENTS, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS.

         7.2. HAZARDOUS MATERIALS. "Hazardous Materials" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under any federal, state or local environmental law, ordinance, rule or regulation, now or hereinafter enacted, or the common law, or any other applicable laws relating to the Property.

                                   ARTICLE 8

                                FUTURE OPERATIONS

         From the date of this Agreement until the Closing or earlier termination of this Agreement:

         8.1. MAINTENANCE, LITIGATION. Seller will (i) keep and maintain the Property in a first class condition throughout the term of this Agreement, subject to Section 12.3, (ii) promptly advise Buyer in writing of any litigation, arbitration, administrative hearing, condemnation action concerning the Property arising or threatened of which Seller has notice, and (iii) promptly notify Buyer in writing of any matter that occurs which would make any representation or warranty of Seller's herein untrue.

         8.2. CONTRACTS AND LEASING.

                  (a) Prior to Closing, Seller shall neither execute any lease nor enter into any contract nor renew, modify, terminate or grant any consent with respect to any existing contract with respect to the Property which will survive Closing and bind Buyer thereunder or otherwise affect the use, operation or enjoyment of the Property after Closing without Buyer's prior written consent, which consent may be withheld in Buyer's sole and absolute discretion. Where Buyer's consent is required pursuant to this Section, it shall be deemed withheld unless Seller is otherwise notified in writing within five (5) days of Buyer's receipt of a proposed new or modified contract. Prior to the date hereof, Seller has made available to Buyer copies of all written contracts, agreements, and reports affecting the Property and/or which would become binding on Buyer after Closing (the "CONTRACTS"). Prior to Closing, Buyer shall provide Seller with written notice of the Contracts, if any, that Buyer desires to assume, which Contracts shall become the list of Service Contracts to be attached as Exhibit "C" to the Bill of Sale and Assignment of Contracts, attached hereto as Exhibit "D". Failure to give such notice to Seller shall be deemed an election by Buyer to terminate all Contracts and any Contract not listed in the aforementioned notice shall be terminated by Seller; provided, however, that Seller, as Tenant under the Lease, may continue with the performance of any of the following Contracts: (i) Contracts not directly binding Buyer after the Closing or in the event of a termination of the Lease; (ii) Contracts that satisfies a requirement of Section 8.2(b) hereof; and/or (iii) Contracts for which termination would be a breach of the Contract or for which there would be a termination fee or other expense; provided further, however, if such Contracts would become binding on the Buyer after the Closing or in the event of a termination of the Lease, such Contracts shall be terminated by Seller, at Seller's sole cost and expense, if so required by Buyer. Except for the Contracts which Seller elects to continue performance under the preceding sentence, within five (5) days after receipt of such notice, Seller shall send a notice of termination with respect to each of the Contracts. Seller shall indemnify, defend, protect and hold Buyer harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees and expenses) related to any Contract which is not expressly assumed by Buyer hereunder.

                  (b) Notwithstanding anything contained herein, at or prior to the Closing, Seller shall have entered into any and all contracts, agreements and insurance policies required to be entered into by Seller pursuant to the terms of the Lease, including, but not limited to, those set forth in Sections 9 and 19 of the Lease.

                                   ARTICLE 9

                                     CLOSING

         9.1. DATE AND PLACE OF CLOSING. Subject to the satisfaction or waiver of all conditions to either party's obligation to consummate the purchase and sale of the Property as set forth in Section 9.4 below, the Closing shall take place on the Closing Date through the Title Company. The Title Company, shall agree in writing with Seller and Buyer that (a) recordation of the Deed constitutes its representation that it is holding the closing documents, closing funds and closing statement and is prepared and irrevocably committed to disburse the closing funds in accordance with the closing statements; and (b) release of funds to the Seller shall irrevocably commit it to issue the Title Policy in accordance with this Agreement. Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Title Company to immediately record and deliver the documents described above to the appropriate parties and make disbursements according to the closing statements executed by Seller and Buyer and in accordance with escrow instructions by each party consistent with this Agreement.

         9.2. ESCROW HOLD-BACK. Notwithstanding any other term of this Agreement, at the closing, the Title Company shall retain in the escrow account the sum of Forty Six Thousand Dollars ($46,000.00) (the "Hold-Back") to secure completion of certain repairs by Seller in accordance with the repair and maintenance provisions of the Lease, as follows: (a) parking lot pavements - repair and reseal; (b) parking lot pavements - paint parking lot striping; (c) 300 building mechanical roof - install walking pads; and (d) 300 building mechanical roof - repair leaking mechanical equipment. Upon receipt of notice of the completion of all (or a portion) of such repairs from Buyer, the Title Company shall pay all (or the portion specified in the notice) of the Hold-Back to Seller. If any of the Hold-Back remains in escrow more than ninety (90) days after the Closing, the Title Company shall pay the money to Buyer to be held by Buyer pending completion of the aforementioned repairs by Seller. Buyer shall pay any excess funds to Seller. Seller shall pay any shortfall in the amount of the Hold-Back to complete the repairs.

         9.3. ITEMS TO BE DELIVERED AT CLOSING.

                  (a) By Seller. At or prior to Closing, Seller shall deliver or cause to be delivered to Buyer, through Escrow or directly to Buyer, each of the following items:

                           (i) The Deed, suitable for recording, conveying good
                  and indefeasable, fee simple title to the Property to Buyer, subject only to the Permitted Exceptions;

                           (ii) The Lease;

                           (iii) Evidence of Seller's authority to consummate
                  this transaction in form and substance reasonably satisfactory to Buyer;

                           (iv) Any reasonable and customary certificates and
                  affidavits (including an Affidavit of Property Value) that may be required in the normal course by the Title Company, in form and substance reasonably satisfactory to Seller and Buyer, duly executed by Seller;

                           (v) A Non-foreign Certification of Entity Transferor
                  from Seller or other evidence satisfying the requirements of
                  Section 1445 of the Internal Revenue Code;

                           (vi) A bill of sale transferring good and
                  indefeasable fee simple title, free of all liens and encumbrances, to Buyer of any and all personal property related to the Property, in the form attached hereto as Exhibit "D", but excluding Tenant's Equipment (as defined in the Lease) and those items set forth on such Exhibit "D" or other property that is to remain Tenant's property under the Lease;

                           (vii) A certificate or certificates executed by J.
                  Michael Dodson or Joe Packwood, certifying that Seller's representations and warranties are true, correct and complete, as of the Closing, in all material respects;

                           (viii) Copies of all keys, security cards and card
                  keys for the Property, tagged for identification;

                           (ix) Possession of the Property, subject to the
                  Lease; and

                           (x) Copies of all contracts, agreements and insurance
                  policies required of Seller pursuant to Sections 9 (Maintenance and Repairs) and 19 (Insurance) of the Lease;

                           (xi) The completed Certificate (as defined in the
                  Lease); and

                           (xii) All sums due pursuant to the Lease, including,
                  but not limited to, Base Rent (as defined in the Lease), Impositions (as defined in the Lease), if any, and Additional Rent (as defined in the Lease), each, as due for the first partial calendar month of the Lease Term (as defined in the Lease) and for the first full calendar month of the Lease Term, the Security Deposit (as defined in the Lease).

                  (b) By Buyer. At or prior to Closing, Buyer shall deliver or cause to be delivered to Seller, through Escrow or directly to Seller, each of the following items:

                           (i) The balance of the Purchase Price in Current
                  Funds;

                           (ii) The Lease;

                           (iii) Evidence of Buyer's authority to consummate
                  this transaction; and

                           (iv) Any customary certificates and affidavits
                  (including an Affidavit of Property Value) that may be required in the normal course by the Title Company, in form and substance reasonably satisfactory to the Buyer, duly executed by Buyer.

                  (c) By Title Company. The Title Company shall deliver the net proceeds of the Purchase Price to Seller at Closing.

                  (d) Closing Statements. At or prior to the Closing, Seller and Buyer shall deposit with the Title Company executed closing statements consistent with this Agreement in the form required by the Title Company.

         9.4. TITLE POLICY. As a condition to Buyer's obligation to close, the Title Company shall be irrevocably committed to issue to Buyer the Title Policy, issued by the Title Company as of the date and time of the recording of the Deed, in the amount of the Purchase Price, insuring Buyer as owner of good and indefeasible fee simple title to the Property, and subject only to the Permitted Exceptions. The Title Policy may be delivered after Closing if that is customary in the locality.

         9.5. CONDITIONS TO CLOSE OF ESCROW.

                  (a) Seller. Seller's obligation to sell the Property to Buyer shall be subject to the occurrence, satisfaction and/or waiver of the following conditions:

                           (i) As of the Closing, Buyer shall have performed all
                  of the obligations required to be performed by Buyer under this Agreement; and

                           (ii) All representations and warranties made by Buyer
                  to Seller in this Agreement shall be true and correct in all material respects as of the Closing.

        So long as Seller is not in default hereunder, if any of the foregoing is not satisfied or waived by Seller, Seller shall provide Buyer with written notice setting forth the nature of the condition not so satisfied and shall demand satisfaction thereof. Buyer shall then have five (5) days to satisfy said condition and the Closing shall occur within five (5) days thereafter. If Buyer does not perform such that said condition is satisfied, Sellers shall have the right, as its sole and exclusive remedy, to terminate this Agreement and the Escrow created pursuant hereto, in which event the Earnest Money shall be paid to Seller and neither party shall have any further obligations hereunder other than as may be expressly and specifically stated otherwise in this Agreement. If Seller elects to proceed with Closing despite the non-satisfaction of the applicable condition, Seller shall be deemed to have waived such non-satisfaction.

                  (b) Buyer. Buyer's obligation to purchase the Property from Seller shall be subject to the occurrence, satisfaction and/or waiver of the following conditions:

                           (i) The Title Insurer is unconditionally and
                  irrevocably prepared and committed to issue the Title Policy in accordance with Section 9.3 above;

                           (ii) As of the Closing, Seller shall have performed
                  all of the obligations required to be performed by Seller under this Agreement;

                           (iii) All representations and warranties made by
                  Seller to Buyer in this Agreement shall be true and correct in all material respects as of the Closing; and

                           (iv) There are no significant change in the Property
                  from the expiration of the Due Diligence Period, including, but not limited to, any matter governed by Section 12.3 herein, whether considered a "substantial portion" thereunder or not.

                           (v) There shall be no litigation, actions or
                  proceedings affecting or threatened against Seller or the Property, except for that certain property tax appeal filed by Seller on or about April 9, 2002.

                           (vi) There shall have occurred no material adverse
                  change in the financial condition of Seller from the end of the third quarter of Seller's fiscal year ending February 28, 2002.

        If any of the foregoing is not satisfied or waived by Buyer, Buyer shall provide Seller with written notice setting forth the nature of the condition not so satisfied and shall demand satisfaction thereof. Seller shall then have five (5) days to satisfy said condition and the Closing shall occur within five (5) days thereafter. If Seller does not perform such that said condition is satisfied and the failure of such condition is not the result of a default by Seller hereunder, Buyer shall have the right, as its sole remedy, to terminate this Agreement and the Escrow created pursuant hereto, in which event the Earnest Money shall be refunded to Buyer and neither party shall have any further obligations hereunder other than as may be expressly and specifically stated otherwise in this Agreement. If the failure of a condition of Buyer's obligation to close Escrow is due to a default by Seller, the provisions of Section 11.1 shall apply.

         9.6. REPRESENTATIONS AND WARRANTIES.

                  (a) Buyer's Representations and Warranties. In consideration of Seller's entering into this Agreement and as an inducement to Seller to sell the Property, Buyer represents and warrants to Seller as follows:

                           (i) This Agreement has been, and all of the documents
                  to be delivered by Buyer at the Closing will be, duly and validly authorized, executed and delivered by Buyer and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement or the documents to be delivered at the Closing by Buyer.

                           (ii) Buyer has been duly organized and is validly
                  existing as a corporation, in good standing in the State of California and is, or will be at the Closing, qualified to do business in the state in which the Property is located.

                           (iii) Buyer is ready, willing, and able to perform
                  subject to and pursuant to the terms and conditions of this Agreement.

         (b) Seller's Representations and Warranties. In consideration of Buyer's entering into this Agreement and as an inducement to Buyer to purchase the Property, Seller represents and warrants to Buyer as follows:

                           (i) This Agreement has been, and all of the documents
                  to be delivered by Seller at the Closing will be, duly and validly authorized, executed and delivered by Seller and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement or the documents to be delivered at the Closing by Seller.

                           (ii) There are no actions, suits or proceedings
                  pending against, or to Seller's knowledge threatened against, Seller or the Property, and Seller has not received any written notice that there are any pending or threatened proceedings in eminent domain or otherwise which would affect the Property or any portion thereof in any material respect.

                           (iii) Seller has not received any written notice that
                  there are any violations of law or governmental regulation with respect to the Property or its use including any environmental law or regulation, nor any written notice that the Property is in violation of any applicable building or zoning code or ordinance, except for any such matters which may have been previously cured by Seller.

                           (iv) Seller is not a "foreign person" within the
                  meaning of Section 1445 et seq. of the Federal Code.

                           (v) Seller has been duly organized and is validly
                  existing as a corporation, in good standing in the State of Illinois and is qualified to do business in the state in which the Property is located.

                           (vi) No person has any title, interest or right to
                  possession of all or any portion of the Property as lessee, sublessee, tenant or concessionaire of Seller.

                           (vii) The financial statements provided to Buyer by
                  Seller were prepared by or for Seller in the ordinary course of its business in the same manner as it prepares or obtains such statements for its own use and reporting to the Securities and Exchange Commission.

                           (viii) To Seller's knowledge, the list of contracts,
                  agreements and insurance policies delivered or to be delivered to Buyer pursuant to Section 9.2(a)(ix) of this Agreement is or will be true, correct, and complete as of the date of its delivery. Neither Seller nor, to Seller's knowledge, any other party is in material default under any such contract, agreement or insurance policy. To Seller's knowledge, no present dispute or fact exists which might with notice, passage of time or both, give rise to a material default under any Contract.

                           (ix) All books, records and other information
                  prepared by or for Seller and provided to, or made available to, Buyer were prepared by or for Seller in the ordinary course of its business and are the same books, records and other information used and relied upon by Seller in its use, ownership, maintenance and operation of the Property.

                           (x) There are no unsatisfied written requests for
                  material repairs, restorations or improvements from any insurance carrier or governmental authority. Seller has not received any written notice from any insurer of any defects or inadequacies in any part of the Property which would adversely affect its insurability, or written notice of any claims of any governmental agency to the effect that the construction, operation or use of any of the Property is in violation of any applicable law, ordinance, rule, regulation or order.

                           (xi) Seller has received no written notice and Seller
                  has no knowledge of any (1) currently existing violations of federal, state, county or municipal environmental laws in respect to the Property, or (2) past, pending or threatened administrative or judicial litigation or other legal proceedings including, without limitation, any enforcement proceeding under any federal, state, county or municipal statute, ordinance, rule or regulation concerning Hazardous Materials, relating to the Property, or of any settlement thereof.

                           (xii) Except for tanks, retention basins, and/or
                  vaults relating to storm water control, there are no underground storage tanks located on or below the Property.

                           (xiii) Seller does not, use, nor has it used any
                  Hazardous Materials on the Property except for normal quantities of consumer products and those Hazardous Materials which are disclosed pursuant to Exhibit "C" to the Lease and as may otherwise be allowed by the Lease.

                           (xiv) Seller has not, and shall not have prior to the
                  Closing (a) commenced a voluntary case, or had entered against it a petition for relief, under any federal bankruptcy act or any similar petition, order or decree under any Federal or State law or statue relative to bankruptcy, insolvency or other relief for debtors; (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of Seller's assets; or (c) made a general assignment for the benefit of its creditors.

                           (xv) To Seller's knowledge, Seller has disclosed to
                  Buyer all known environmental conditions affecting the Property.

                           (xvi) All due diligence materials delivered or made
                  available for inspection in furtherance of Buyer's inspection of the Property have been prepared and assembled in the ordinary course of Seller's business or were assembled at Seller's request for purposes of the transaction contemplated by this Agreement. To Seller's knowledge, the due diligence materials delivered or made available to Buyer are complete and responsive to Buyer's due diligence information request.

                           (xvii) Joe Packwood (Facilities Manager) is the
                  person associated with Seller who is most knowledgeable about the Property and the matters represented and warranted herein concerning the condition of the Property and is the person responsible for the day to day operation, repair and maintenance of the Property. J. Michael Dodson is the person associated with Seller who is most knowledgeable about Seller and the matters represented and warranted herein concerning Seller.

         Except as expressly herein otherwise provided, the representations and warranties of Seller set forth in this Agreement shall be true on and as of the Effective Date and as of the Closing as if those same representations and warranties were made on and as of such time. Such representations and warranties shall survive the Closing for one (1) year. As used herein, "Seller's knowledge" shall be limited to the knowledge of J. Michael Dodson and Joe Packwood, without investigation or verification. If, at any time prior to Closing, Seller shall discover that any representation or warranty contained herein has become inaccurate in any respect, Seller shall notify Buyer in writing ("CORRECTION NOTICE"), and Buyer shall have the right if the inaccuracy of such representation and warranty is not the result of a default by Seller hereunder, as its sole remedy, by written notice to Seller and the Title Company delivered not later than the latter of (i) five (5) days after receipt of the Correction Notice, or (ii) the expiration of the Due Diligence Period, to terminate this Agreement and receive a refund of the Earnest Money. If the inaccuracy in such representation and warranty is the result of a default by Seller, the provisions of Section 11.1 shall apply.

                                   ARTICLE 10

                          CLOSING COSTS AND PRORATIONS

         10.1. CLOSING COSTS. Seller and Buyer shall each pay one-half (1/2) of the Escrow fees and costs and one-half (1/2) of the recording fees charged on all documents required to be recorded in connection with the conveyance of the Property to Buyer; excepting therefrom, any documentary tax, transfer tax or stamp tax on said conveyance which shall be paid by Seller. Seller and Buyer each shall pay its own attorneys' and consultants' fees and expenses in connection with the negotiation and consummation of this transaction; excepting therefrom, a dispute, in which event Section 12.12 shall control. Any fees and costs incurred as a result of any financing of the Purchase Price or subsequent encumbering of the Property by Buyer shall be paid by Buyer (but not any fees of Seller as "Tenant" under the Lease for compliance with the terms of the Lease), but Buyer's obligations hereunder are not subject to any financing contingency. Seller shall pay for the Title Policy, but Buyer shall pay for extended coverage and any special endorsements to the Title Policy requested by Buyer (other than those to remove exceptions to title which are not Permitted Exceptions), as well as for any title insurance policy requested by Buyer insuring the interest of any lender of Buyer in connection with the Property.

         10.2. PRORATION OF PROPERTY TAXES. There shall be no prorations, including, but not limited to, real property taxes and assessments, general or special or fees under the Contracts, all of which Seller shall remain responsible for under the Lease. At Closing, Seller shall pay the sums due pursuant to Section 9.2(a)(xii) above.

                                   ARTICLE 11

                              DEFAULTS AND REMEDIES

         11.1. SELLER'S DEFAULT. If Seller fails to consummate this Agreement in accordance with its terms (other than by reason of (i) Buyer's breach of any of its representations or warranties contained in this Agreement; (ii) Buyer's continuing default of any of its covenants hereunder after ten (10) days prior written notice of such default; (iii) a failure of any condition to Seller's obligation to sell the Property to be satisfied; (iv) a termination of this Agreement by Seller or Buyer pursuant to a right to do so expressly provided for in this Agreement, except by reason of a default by either party; or (v) failure by Buyer to deliver the items required under Section 9.2), Buyer may make written demand on Seller to so perform. If Seller fails to comply with Buyer's written demand within five (5) days after receipt of such written demand for performance, Buyer shall have the exclusive right to (i) waive such default,
(ii) seek specific performance of Seller's obligations under this Agreement and, as an alternative remedy, all damages resulting from Seller's breach; or (iii) terminate this Agreement, obtain a refund of the Earnest Money and be reimbursed by Seller for its actual, verifiable out-of-pocket expenses plus attorneys' fees and expenses incurred to obtain same. Seller agrees that the Property is unique and that damages for failure by Seller to consummate the transaction contemplated by this Agreement will be impracticable and extremely difficult to determine. Therefore, in the event that Seller fails or refuses to consummate the sale of the Property to Buyer and Buyer seeks specific performance, Seller specifically agrees that the remedies of specific performance are appropriate remedies for Buyer, and Seller waives and agrees not to assert any claim or defense that specific performance is not an appropriate remedy for Buyer. UNDER NO CIRCUMSTANCES MAY BUYER SEEK OR BE ENTITLED TO RECOVER ANY PUNITIVE DAMAGES, ALL OF WHICH BUYER SPECIFICALLY WAIVES, FROM SELLER FOR ANY BREACH BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR OF ANY REPRESENTATION, WARRANTY OR COVENANT OF SELLER HEREUNDER.

         11.2. BUYER'S DEFAULT. If, after written demand, Buyer fails to consummate this Agreement in accordance with its terms (other than by reason of (i) Seller's breach of any of its representations or warranties contained in this Agreement; (ii) Seller's continuing default of any of its covenants after five (5) days prior written notice of such default; (iii) a failure of any condition to Buyer's obligation to purchase the Property to be satisfied; (iv) a termination of this Agreement by Seller or Buyer pursuant to a right to do so expressly provided for in this Agreement other than as a result of a default by Seller; or (v) failure by Seller to deliver the items required under Section 9.2), Seller may, as Seller's sole and exclusive remedies, Seller waiving any other remedies available to it at law or in equity, terminate this Agreement and receive the Earnest Money as liquidated damages (and not as a penalty) for breach of this Agreement. Due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, such Earnest Money is agreed upon by and between Seller and Buyer as a reasonable estimate of just compensation for the harm caused by Buyer's default. In addition, Buyer shall, at no cost to Seller, and without representation or warranty, immediately deliver to Seller all information, data, studies and tests regarding the Property in its possession or control, including, without limitation, studies, tests and other results of the studies and tests prepared by or on behalf of Buyer, and all copies or reproductions of any of the foregoing. THE LIQUIDATED DAMAGES SET FORTH HEREIN IS THE SOLE AND EXCLUSIVE REMEDY OF SELLER FOR A BREACH BY BUYER OF THIS AGREEMENT AND SELLER HEREBY WAIVES ANY OTHER REMEDIES AVAILABLE TO IT AT LAW OR IN EQUITY.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

         12.1. BROKER'S COMMISSION. Pursuant to separate agreements entered into between Seller with Lee & Associates (David Johnson), 3200 East Camelback Road, Phoenix, Arizona, as broker, and with Julian J. Studley, 3390 Peachtree Road, N.E., Suite 800, Atlanta, Georgia 30326, as consultant, (respectively, the "Broker and Consultant"), Seller solely shall be obligated for all commissions and fees owing to or claimed by the Broker and Consultant in connection with this transaction. Except for the Broker and Consultant, Buyer represents to Seller that Buyer has not authorized any broker or finder to act on Buyer's behalf in connection with this transaction, and that Buyer has not dealt with any other broker or finder purporting to act on behalf of any other party. Except for the Broker and Consultant, Buyer shall indemnify, defend and hold Seller harmless from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Buyer or on Buyer's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Except for the Broker and Consultant, Seller represents to Buyer that Seller has not authorized any broker or finder to act on Seller's behalf in connection with the sale and purchase hereunder and that Seller has not dealt with any other broker or finder purporting to act on behalf of any other party. Seller shall indemnify, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Seller or on Seller's behalf with the Broker and Consultant or any other broker or finder in connection with this Agreement, the Lease and/or the transaction contemplated hereby or in the Lease. Broker and Consultant shall have no third party rights and under no circumstances, including, but not limited to, a breach by Buyer, shall Buyer have any obligations to Broker and Consultant.

         12.2. ASSIGNMENT. Buyer may assign all of Buyer's rights under this Agreement to a corporation, partnership, limited liability company or trust controlled by Glen Una Management Company, Inc., Kenneth Levy, Mark Levy and/or Wayne Levy, or any corporation, limited liability company, or trust, owned or controlled by any of them, but otherwise Buyer may not assign Buyer's rights under this Agreement without Seller's prior written consent, which may be withheld in Seller's reasonable discretion. In no event shall Buyer be released from its obligations under this Agreement.

         12.3. CONDEMNATION AND CASUALTY.

                  (a) Condemnation. In the event that all or any portion of the Property shall be taken in condemnation or by conveyance in lieu thereof or under the right of eminent domain after the Effective Date and before the Closing Date, Seller shall immediately notify Buyer in writing ("SELLER'S CONDEMNATION NOTICE"), such writing to include all information in Seller's possession or control regarding said condemnation or conveyance in lieu thereof. In such event, either party may elect to terminate this Agreement by written notice to the other and, as Buyer's sole remedy, the Earnest Money shall be refunded to Buyer. If neither party elects to terminate within thirty (30) days of the delivery of Seller's Condemnation Notice, Buyer and Seller shall meet at a mutually agreeable place and time after the Buyer's receipt of Seller's Condemnation Notice to discuss the condemnation (or conveyance in lieu thereof), any Base Rent reduction, if any, under the Lease and any and all other relevant matters. The Closing shall be extended for so long as is reasonably necessary to determine the amount of any condemnation award, but in no event longer than one hundred eighty (180) days. If Buyer, in its sole and absolute discretion, is unsatisfied with the condemnation award and/or determines that it no longer desires to purchase the Property due to the effect of the condemnation or conveyance in lieu thereof, Buyer may, at its option, terminate this Agreement by written notice thereof to Seller at any time after its receipt of Seller's Condemnation Notice, but prior to the Closing (as such may have been extended), in which event the Earnest Money shall be refunded to Buyer and neither party shall have any further obligations hereunder other than as may be specifically and expressly stated otherwise in this Agreement. Provided Buyer hasn't terminated this Agreement pursuant to its rights hereunder, the Closing shall occur on such day as Buyer and Seller mutually agree, but in no event later than two hundred ten (210) days after the Closing Date. If Buyer elects to proceed with the Closing, there shall be no reduction in the Purchase Price, the Base Rent shall be as so agreed by Buyer and Seller and Seller shall assign all of its right, title and interest in and to the condemnation award to Buyer.

                  (b) Casualty. In the event that all or any "substantial portion" (as defined below) of the Property shall be damaged or destroyed by fire or other casualty after the Effective Date and before the Closing Date, Seller shall immediately notify Buyer in a detailed writing of such damage. In such event, either party may elect to terminate this Agreement by written notice to the other and, as Buyer's sole remedy, the Earnest Money shall be refunded to Buyer. If neither party elects to terminate within thirty (30) days of the delivery of notice of the casualty, (i) Seller shall restore, prior to Closing, the Property to its condition prior to such casualty; (ii) the Closing Date shall be extended to the date which is thirty (30) days after the issuance of a certificate of occupancy by the applicable governmental authorities for Seller's restoration of the Property pursuant to subsection (i) above, but in no event longer than two hundred ten (210) days; and (iii) such Closing shall take place with no reduction in the Purchase Price. If the casualty loss does not involve a substantial portion of the Property then, (i) Seller shall restore, prior to Closing, the Property to its condition prior to such casualty; (ii) the Closing Date shall be extended to the date which is thirty (30) days after the issuance of a certificate of occupancy by the applicable governmental authorities for Seller's restoration of the Property pursuant to subsection (i) above, but in no event longer than two hundred ten (210) days; and (iii) such Closing shall take place with no reduction in the Purchase Price. If the casualty loss involves a substantial portion of the Property and the casualty loss is not covered by Seller's insurance, Seller may terminate this Agreement by providing Buyer with written notice of such election prior to the Closing.

                  (c) Substantial Portion Defined. For the purposes of this
         Section 12.3, a taking of or casualty loss to a "substantial portion" of the Property shall be deemed to include any casualty loss which is equal to or greater than (i) Five Hundred Thousand ($500,000.00) Dollars, or (ii) any casualty loss which would provide Seller as Tenant with the right to abate rent under the Lease or to terminate all or a portion of the Lease.

                  (d) Risk of Loss. Risk of loss until Closing shall be borne by Seller.

                  (e) Emergency Repairs. In the event the Property is damaged prior to Closing and such damage creates any emergency requiring immediate repair in order to prevent further damage to the Property, Seller shall be entitled to immediately commence such repairs, and the contractor and method of repair to be used shall be reasonably determined by Buyer and Seller. Both parties agree to cooperate to accomplish such repair in a timely manner. Casualty proceeds, if any, paid as a result of damage requiring immediate repair shall be used in paying the cost of such repairs. Seller shall be responsible for all costs and expenses related to such repair, maintenance and restoration.

         12.4. NOTICES. All notices and other communications to be given hereunder by Buyer or Seller shall be in writing and shall be deemed to have been given upon (i) personal delivery when personally delivered; (ii) upon the earlier of receipt or the third Business Day following the date of deposit in the mail (at the addresses specified below, whether or not received by the person to whose attention notice is directed at such address) after having been mailed by first class registered or certified mail, return receipt requested, postage prepaid; (iii) the next Business Day when sent via nationally recognized overnight courier; or (iv) upon receipt of confirmation of successful transmission when sent by facsimile transmittal (with a copy sent via First Class mail) as follows:

           Buyer:                                 Seller:

           Glen Una Management Company, Inc.       SpeedFam - IPEC, Inc.
           19800 Glen Una Drive                    305 North 54th St.
           Saratoga, California 94070              Chandler, Arizona  85226
           Attn:  Mark Levy                        Attn:  J. Michael Dodson
           Facsimile:  (415) 765-9973              Facsimile:  (480) 785-4116

           With a copy to:                        With a copy to:

           Frank H. Maiorana, Esquire             Robert C. Bates, Esq.
           Silicon Valley Law Group               Snell & Wilmer, L.L.P.
           152 North Third Street, Suite 900      One Arizona Center
           San Jose, California  95112            Phoenix, Arizona  85004-0001
           Facsimile:  (408) 286-1430             Facsimile:  (602) 382-6070

         12.5. ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto constitute the entire agreement between Seller and Buyer, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the Property other than those herein set forth. No subsequent alteration, amendment, change, deletion or addition to this Agreement shall be binding upon Seller or Buyer unless in writing and signed by both Seller and Buyer.

         12.6. HEADINGS. The headings, captions, numbering system, etc. are inserted only as a matter of convenience and may under no circumstances by considered in interpreting the provisions of this Agreement.

         12.7. BINDING EFFECT. All of the provisions of this Agreement are hereby made binding upon the personal representatives, heirs, successors, and assigns of both parties hereto. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" shall include "successors, legal representatives and assigns."

         12.8. TIME OF ESSENCE. Time is of the essence in each and every provision of this Agreement.

         12.9. UNENFORCEABLE OR INAPPLICABLE PROVISIONS. If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein, unless such unenforceable provision materially affects any material covenants set forth herein.

         12.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical.

         12.11. APPLICABLE LAW. This Agreement shall be construed under and in accordance with the internal laws of the State of Arizona without regard to principles of conflicts of laws.

         12.12. ATTORNEYS' FEES. In the event any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover and the court is specifically empowered to award reasonable attorneys' fees, sales and use taxes, court costs, expert witness fees and expenses, and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

         12.13. AUTHORITY. Each person executing this Agreement, by his execution hereof, represents and warrants that he is fully authorized to do so, however, the parties will cooperate in providing appropriate proof to the other party of the authority of the signing person to bind the party.

         12.14. FURTHER ASSURANCES. In addition to the acts and deeds recited herein and contemplated to be performed at the Closing, Seller and Buyer agree to perform such other acts, and to execute and deliver such other instruments and documents as either Seller or Buyer, or their respective counsel, may reasonably require in order to effect the intents and purposes of this Agreement. Further, provided such do not change the obligations or liability of the applicable party, Seller and Buyer each agree to deliver to the Title Company such affidavits and other documents as may reasonably be necessary or required to enable the Title Company to issue the Title Policy as contemplated in this Agreement.

         12.15. TIME PERIODS. Unless otherwise expressly provided herein, all periods for delivery or review and the like shall be determined on a "calendar" day basis. If any date for performance, approval, delivery or Closing falls on a Saturday, Sunday or legal holiday (state or federal) in the State of Arizona or the State of California, the time therefor shall be extended to the next Business Day; excepting therefrom, if the Closing Date falls on a Saturday, Sunday or legal holiday, the time therefor shall be extended two Business Days.

         12.16. NO RECORDING. Seller and Buyer agree that neither this Agreement, a copy of this Agreement nor any instrument describing or referring to this Agreement (excepting therefrom a lis pendens, notice of pendency of action or similar document) shall ever be filed of record in the public records of the governmental jurisdiction in which the Property is located.

         12.17. INTERPRETATION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or in any amendments or exhibits thereto.

         12.18. NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are for the exclusive benefit of the Seller and Buyer hereto and no other party shall have any right or claim against the Seller and Buyer, or either of them, by reason of those provisions or be entitled to enforce any of those provisions against the Seller and Buyer hereto, or either of them.

         12.19. PROVISIONS TO SURVIVE CLOSING. Any and all of the provisions of this Agreement which require or provide for the performance or liability of either party hereto following the Closing, including without limitation the provisions of Sections 9.5(a) and (b), shall survive the Closing and the delivery of the Deed to Buyer.

         12.20. WAIVER OF JURY TRIAL. EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT WHICH ANY OF THE UNDERSIGNED MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BETWEEN ANY OF THE PARTIES HERETO, INCLUDING, BUT NOT LIMITED TO, WITH RESPECT TO ANY AND ALL CAUSE OR CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS, CROSSCLAIMS, THIRD PARTY CLAIMS, AND INTERVENOR'S CLAIMS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, REGARDLESS OF THE CAUSE OR CAUSES OF ACTION, DEFENSES OR COUNTERCLAIMS ALLEGED OR THE RELIEF SOUGHT BY ANY PARTY, AND REGARDLESS OF WHETHER SUCH CAUSES OF ACTION, DEFENSES OR COUNTERCLAIMS ALLEGED OR THE RELIEF SOUGHT BY ANY PARTY, AND REGARDLESS OF WHETHER SUCH CAUSES OF ACTION, DEFENSES OR COUNTERCLAIMS ARE BASED ON, OR ARISE OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, OUT OF ANY ALLEGED CONDUCT OR COURSE OF CONDUCT, DEALING OR COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR OTHERWISE. ANY PARTY HERETO MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY.

         12.21. CONFIDENTIAL AGREEMENT. The terms and conditions of this Agreement shall be treated as confidential by both parties, and neither any of such terms or conditions nor any copy of this Agreement shall be divulged or provided to any third party other than the parties' respective attorneys, consultants, brokers, and Buyer's lenders and financial partners if any, by either party hereto or any other person or entity assisting Buyer in evaluating or consulting on this transaction, any loan in connection herewith or otherwise, without the prior consent of the other party hereto. Buyer shall use its commercially reasonable efforts to cause Buyer's lender to retain the confidentiality required pursuant to this Section. Nothing herein shall require a party to maintain said confidentiality if required to disclose such information pursuant to applicable law or to enforce the terms of this Agreement or the Lease.

         12.22. RELATIONSHIP OF THE PARTIES. The transaction contemplated by this Agreement and the Lease is a true sale with a leaseback and Buyer and Seller are neither joint venturers, general partners nor lender and borrower.

         12.23. NO TRANSFER OF CERTAIN RIGHTS. Notwithstanding any term of this Agreement, the Bill of Sale and Assignment of Contracts attached hereto as Exhibit "D", or the Lease, Seller does not, shall not nor be deemed to sell, convey, transfer, set over, or assign any rights, interests, patents, copyrights, or other intellectual property related to Seller's design of the Property, including, without limitation, the Clean Room Technology and design of the clean room. As used in this Agreement, the term "Clean Room Technology" shall include ideas, concepts, architectural drawings, information, specifications, drawings, sketches, data, materials, layouts, processes, methods, apparatus diagrams, building materials, inventions (whether or not patentable), copyrights, trade secrets, know how, show how, works of authorship, software, source code, machine code, products, methods of doing business, proprietary information, confidential information, test results, reports, descriptions, construction, or operation of any of the subject matter contained in either U.S. patent application serial no. 09/391,113 (filed September 7, 1999 and entitled "Clean Room & Method"), U.S. patent application serial no. 09/975,600 (filed October 11, 2001 and entitled "Clean Room & Method"), U.S. patent application serial no. 09/993,534 (filed

November 14, 2001 and entitled "Clean Room & Method"), or any related applications or patents issued thereon. Notwithstanding the foregoing, Buyer shall be permitted the use and enjoyment of the clean room and shall be permitted to lease the clean room to subsequent tenants of the Property; provided, however, that nothing in this sentence shall grant any license or other rights relating to the Clean Room Technology or in any manner affect or limit Seller's ability to remove Tenant's Equipment (as defined in the Lease) as provided for in the Lease.

         12.24. APPROVALS AND CONSENTS. Unless a party's sole discretion is otherwise expressly provided for in a particular provision of this Agreement, all approvals and consents required of either party hereunder shall not be unreasonably withheld or delayed, regardless of whether or not the provision in question expressly so states.

         12.25. TITLE COMPANY. The parties acknowledge and agree that in the event of any dispute concerning the Earnest Money, the Title Company shall have the right to interplead with the Superior Court in and for the County all or any portion of the Earnest Money received by it pursuant to this Agreement. Buyer and Seller mutually agree to indemnify, defend, and save the Title Company harmless from and against any claims, damages, losses, costs or expenses incurred by it (including reasonable attorneys' fees, paralegal and paraprofessional charges and costs) arising from the performance of its duties hereunder, except for such claims, damages, losses, costs or expenses as are incurred by The Title Company through its own acts of negligence or willful and intentional misconduct or its contractual obligations under the Title Policy. This indemnification shall survive the Closing and any termination of this Agreement. The Title Company shall have no liability with regard to any duty under this Agreement nor be responsible for loss of any monies held by it except in the event of negligence or willful and

                      [SIGNATURES APPEAR ON THE NEXT PAGE]
intentional misconduct on the part of The Title Company or its contractual obligations under the Title Policy.

        DATED as of the Effective Date specified in Article 1 above.

BUYER:                                        SELLER:

Glen Una Management Company, Inc.             SpeedFam - IPEC, Inc.,
a California corporation                      an Illinois corporation

By: /s/ Kenneth Levy                          By: /s/ J. Michael Dodson
---------------------                         --------------------------------
Name: Kenneth Levy                            Name:   J. Michael Dodson
---------------------                         --------------------------------
Title:  President                             Title:  Chief Financial Officer
---------------------                         --------------------------------

                            JOINDER OF TITLE COMPANY

        The Title Company executes this Agreement for the sole purpose of acknowledging receipt of the Earnest Money, subject to clearance, and to agree to serve as escrow agent with respect to the Earnest Money and Closing in accordance with this Agreement.

                                      First American Title Insurance Company

                                      By:  ___________________________________
                                      Name: __________________________________
                                      Title: _________________________________
                                      Date: __________________________________

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                                 [SEE ATTACHED]


                                    Exhibit A

                                   EXHIBIT "B"

                              SPECIAL WARRANTY DEED

        SpeedFam - IPEC, Inc., an Illinois corporation ("Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) in hand paid to Grantor by ___________________________, a ___________________ corporation ("Grantee"), and other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, hereby assigns, conveys, grants, transfers and delivers to Grantee all that certain land situated in Maricopa County, Arizona, and described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all improvements attached thereto and any and all appurtenances of Grantor pertaining thereto (collectively as the "Property").

        SUBJECT TO, the matters set forth on Exhibit "B" attached hereto and made a part hereof.

        GRANTOR hereby binds itself and its successors and assigns to warrant and defend for the benefit of Grantee and its successors and assigns the title against all acts of Grantor, and none other, subject to the matters set forth above.


                                    Exhibit B

        EXECUTED as of the ______ day of _____________, 2002

                                 GRANTOR:

                                 SPEEDFAM - IPEC, INC., an Illinois corporation

                                 By:    _____________________________________
                                 Name:  _____________________________________
                                 Title: _____________________________________


STATE OF ARIZONA            )
                            )  ss.
County of Maricopa          )

        This instrument was acknowledged before me on this the _____ day of _______________, 2002, by _________________________________________, the
___________ of SpeedFam - IPEC, Inc., an Illinois corporation, on behalf of the corporation.


                                           ____________________________________
                                           Notary Public

My commission expires:

______________________


                                    Exhibit B

                      EXHIBIT "A" TO SPECIAL WARRANTY DEED

                                    PROPERTY





                       Exhibit A to Special Warranty Deed

                      EXHIBIT "B" TO SPECIAL WARRANTY DEED

                                TITLE EXCEPTIONS

                                 [SEE ATTACHED]


                       Exhibit B to Special Warranty Deed

                                   EXHIBIT "C"

                                      LEASE

                                 [SEE ATTACHED]



                                    Exhibit C

                                   EXHIBIT "D"

                                  BILL OF SALE

                    BILL OF SALE AND ASSIGNMENT OF CONTRACTS

        This instrument is executed and delivered as of the ____ day of _________, pursuant to that certain Purchase and Sale Agreement ("Agreement"), dated ____________, by and between SpeedFam-IPEC, Inc., an Illinois corporation ("Seller"), and Glen Una Management Company, Inc., a California corporation ("Buyer"), covering the real property described in Exhibit "A" attached hereto ("Real Property").

         1. Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Buyer the following (the "Personal Property"):

         (a) Tangible Personalty. All of Seller's right, title and interest in and to all fixtures, furniture, equipment, inventory and other tangible personal property, if any, owned by Seller presently located on such property, but excluding Tenant's Equipment (as defined in the Lease) and those items set forth on the attached Exhibit "B".

         (b) Intangible Personalty. All the right, title and interest of Seller in and to the following, to the extent assignable: (i) licenses, and permits relating to the ownership and operation of the Property (as defined in the Agreement), (ii) if still in effect, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction or operation of the Property; and (iii) any and all claims as they relate to the Property.

         2. Assignment of Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Buyer, and Buyer hereby accepts such assignment of, the following (the "Assigned Property"):

         (a) Files and Related Information. The files and correspondence relating to the Property, plans and specifications with respect to the Property, warranties and guaranties relating to any of the other property to be conveyed pursuant to the Agreement, licenses and permits relating to said real property, and the other property to be conveyed pursuant to the Agreement; and

         (b) Service Contracts. All of the landlord's right, title and interest in and to the service contracts described in Exhibit "C" attached hereto (the "Service Contracts").

         3. Assumption. Buyer hereby assumes the obligations of Seller under Service Contracts arising from and after the Closing and shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe its obligations with respect to the Service Contracts arising on and after the Closing. Seller shall defend, indemnify and hold harmless Buyer from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Buyer by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Service Contracts arising before the Closing.

         4. Agreement Applies. The covenants, agreements, representations, warranties, indemnities and limitations provided in the Agreement with respect to the property conveyed hereunder (including, without limitation, the limitations of liability provided in the Agreement), are hereby incorporated herein


                                    Exhibit D
by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Buyer and Seller and their respective successors and assigns.

         5. Representations Regarding Encumbrances. Seller represents and warrants that the Personal Property and the Assigned Property is owned and transferred free and clear from any and all encumbrances.

         6. No Transfer of Intellectual Property Rights. Notwithstanding any term of this Bill of Sale and Assignment of Contracts, the Agreement or the Lease, Seller does not, shall not nor be deemed to sell, convey, transfer, set over, or assign any rights, interests, patents, copyrights, or other intellectual property related to Seller's design of the Property, including, without limitation, the Clean Room Technology and design of the clean room. As used in this Agreement, the term "Clean Room Technology" shall include ideas, concepts, architectural drawings, information, specifications, drawings, sketches, data, materials, layouts, processes, methods, apparatus diagrams, building materials, inventions (whether or not patentable), copyrights, trade secrets, know how, show how, works of authorship, software, source code, machine code, products, methods of doing business, proprietary information, confidential information, test results, reports, descriptions, construction, or operation of any of the subject matter contained in either U.S. patent application serial no. 09/391,113 (filed September 7, 1999 and entitled "Clean Room & Method"), U.S. patent application serial no. 09/975,600 (filed October 11, 2001 and entitled "Clean Room & Method"), U.S. patent application serial no. 09/993,534 (filed November 14, 2001 and entitled "Clean Room & Method"), or any related applications or patents issued thereon. Notwithstanding the foregoing, Buyer shall be permitted the use and enjoyment of the clean room and shall be permitted to lease the clean room to subsequent tenants of the Property; provided, however, that nothing in this sentence shall grant any license or other rights relating to the Clean Room Technology or in any manner affect or limit Seller's ability to remove Tenant's Equipment (as defined in the Lease) as provided for in the Lease.

         IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale and Assignment of Contracts to be executed as of the date written above.

Seller:                                      Buyer:

SpeedFam-IPEC, Inc.                          Glen Una Management Company, Inc.
an Illinois corporation                      a California corporation

By: ____________________                     By: _____________________________
Name:___________________                     Name: ___________________________
Its: ___________________                     Its: ____________________________

                                    Exhibit D

                            EXHIBIT A TO BILL OF SALE

                              PROPERTY DESCRIPTION



                            Exhibit A to Bill of Sale

                            EXHIBIT B TO BILL OF SALE

                                EXCLUDED PROPERTY

           BUILDING 305:

           CDA Air Compressor Equipment
           Air Scrubbers
           DI Water System/Equipment
           Waste Treatment Equipment
           Cleanroom HVAC Equipment
           Chemical Distribution/Storage Equipment
           Cleanroom Vacuum Equipment
           Cleanroom System (walls, partitions, air handlers, hepafilters, chiller, other)
           50 Hertz Generators
           7.5 Ton Overhead Cranes
           Trolley Mounted Cranes
           Surveillance Cameras and Security Equipment
           Cafeteria Equipment


           BUILDING 300:

           CDA Air Compressor Equipment
           Cleanroom Vacuum Equipment
           Air Scrubbers
           Cleanroom Humidity Control Equipment (Kathobar)
           Roof Boilers for Kathobar Units
           Electrical Backup Power Generator
           330KV Electrical Transfer Switch
           50 Hertz Generators
           DI Water System/Equipment
           Waste Treatment Equipment
           Chemical Distribution/Storage Equipment
           Cleanroom System (walls, partitions, air handlers, hepafilters, chiller, other)
           Surveillance Cameras and Security Equipment
           Acid Fume Safety Hood
           Cleanroom Safety Showers


                            Exhibit B to Bill of Sale

                            EXHIBIT C TO BILL OF SALE

                                SERVICE CONTRACTS

        SERVICE PROVIDER                          SERVICE                      CONTRACT DATE
        ----------------                          -------                      -------------
Airnetics Engineering Co.         Preventive Maintenance Program - Atlas          5/25/01
                                  Copco Oil Free Compressors;
                                  Oil-Injected Rotary Air Compressors

Air Products and Chemicals, Inc.  Amendment II to the Liquid Nitrogen             11/10/98
                                  Supply Agreement between SpeedFam
                                  Corporation and Air Products and
                                  Chemicals, Inc. dated 12/17/96

Corporate Cleaning, Inc.          Janitorial Bid 300 Building                     2/26/02

McQuay Service                    HVAC Assured Maintenance Agreement               4/1/00

Otis Elevator Company             Contract Addendum SO 5525 to add unit            6/1/01
                                  to existing contract


                            Exhibit C to Bill of Sale

                                   Page 1 of 1